Exhibit 99.01

Press Release
www.shire.com

Termination of Share Buyback program

11 November, 2013 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that the Company’s share buyback program of up to $500 million announced on October 25, 2012, has today been terminated.

Since the initiation of the share buyback $300 million has been returned to shareholders, through the purchase of 9,823,536 shares at an average price of £19.46.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX